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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / / Confidential,  for  Use  of the
                                                 Commission  Only (as permitted
                                                 by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cornerstone Properties Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ________________________________________________

     (2) Aggregate number of securities to which transaction applies:

          ________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ________________________________________________

     (4) Proposed maximum aggregate value of transaction:

          ________________________________________________


     (5) Total fee paid:

          ________________________________________________


/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:


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                  Cornerstone, its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Cornerstone stockholders in favor of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 11, 2000, among Equity Office Properties Trust, EOP Operating Limited Partnership, Cornerstone Properties Inc. and Cornerstone Properties Limited Partnership.

         The particpants in this solicitation may include the directors of Cornerstone (Cecil D. Conlee, Rodney C. Dimock, Blake Eagle, Donald G. Fisher, Randall A. Hack, Dr. Karl-Ludwig Hermann, Hans C. Mautner, Dr. Lutz Mellinger, John S. Moody, Craig R. Stapleton, Michael J.G. Topham, Dick van den Bos, Jan H.W.R. van der Vlist and William Wilson III) and the following officers and employees of Cornerstone: Kevin P. Mahoney (Senior Vice President and Chief Financial Officer); H. Lee Van Boven (Chief Operating Officer and General Counsel); and Thomas P. Loftus (Chief Administrative Officer and Secretary).

         As of the date of this communication, the following directors of Cornerstone beneficially owned the following percentages of the common stock of Cornerstone (such percentages include Class A common units of limited partner interest in Cornerstone Properties Limited Partnership, which are redeemable for cash or shares of common stock of Cornerstone (on a one to one basis) at Cornerstone's election): Randall A. Hack (1.9%); William Wilson III (2.6%); and John S. Moody (1.3%). The other directors and officers of Cornerstone beneficially owned in the aggregate approximately 3.5%, with no individual beneficially owning in excess of 1%.

         Additional information concerning Cornerstone's directors, executive officers and such other persons, including a further description of their ownership interests in Cornerstone, will be contained in the joint proxy statement/prospectus filed in connection with the merger and may be obtained at the Commission's web site at www.sec.gov when filed.